                                                                     Exhibit 1.1


                           ACCPAC INTERNATIONAL, INC.


                           ____ Shares of Common Stock

                             Underwriting Agreement


                                                                __________, 1998



J.P. MORGAN SECURITIES INC.
SG COWEN SECURITIES CORPORATION
As Representatives of several Underwriters
listed in Schedule I hereto
c/o J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:

                  ACCPAC INTERNATIONAL, INC., a Delaware corporation (the "Company") and a subsidiary of Computer Associates International, Inc., a Delaware corporation ("Computer Associates"), proposes to issue and sell to the several Underwriters listed on Schedule I hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), an aggregate of _____ shares (the "Underwritten Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock") and for the sole purpose of covering over-allotments in connection with the sale of Underwritten Shares, at the election of the Underwriters, up to _______ additional shares of Common Stock (the "Option Shares" and, together with the Underwritten Shares, the "Shares").

                  The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-1 (File No. 333-56657), including a prospectus, relating to the Shares. The registration statement as amended at the time when it became or shall become effective including, in each case, information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is referred to in this Agreement as the "Registration Statement," and the prospectus in the form first used to confirm sales of Shares is referred to in this Agreement as the "Prospectus." If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.


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                                      -2-



                  1. The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective number of Underwritten Shares set forth opposite such Underwriter's name on Schedule I hereto at a purchase price per share of $_____ (the "Purchase Price").

                  In addition, the Company agrees to sell the Option Shares to the several Underwriters and the Underwriters shall have the option to purchase at their election up to _______ Option Shares for the sole purpose of covering over-allotments (if any) in connection with the sale of the Underwritten Shares. The Underwriters, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from the Company at the Purchase Price, that portion of the number of Option Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Option Shares by a fraction the numerator of which is the maximum number of Option Shares which such Underwriter is entitled to purchase and the denominator of which is the maximum number of Option Shares that all of the Underwriters are entitled to purchase hereunder, for the sole purpose of covering over-allotments (if any) in connection with the sale of the Underwritten Shares by the several Underwriters. For purposes of the foregoing, if any Option Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased from the Company by the several Underwriters as the number of Underwritten Shares set forth opposite the name of such Underwriter on Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters.

                  The Underwriters may exercise the option to purchase the Option Shares at any time (but not more than once) on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full Business Day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

                  2. The Company understands that the Underwriters intend (i) to make a public offering of the Shares as soon after (A) the Registration Statement has become effec-


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                                      -3-



tive and (B) the parties hereto have executed and delivered this Agreement, as in the judgment of the Representatives is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

                  3. Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified to the Representatives by the Company, in the case of the Underwritten Shares, on ________, 1998, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and time specified by the Representatives in the written notice of the Underwriters' election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares are referred to herein as the "Closing Date" and the time and date for such payment for the Option Shares, if other than the Closing Date, are herein referred to as the "Additional Closing Date." As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

                  Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date registered in such names and in such denominations as the Representatives shall request in writing not later than two full Business Days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer to the Underwriters of the Shares duly paid by the Company. The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of J.P. Morgan Securities Inc. set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date or the Additional Closing Date, as the case may be.

                  4A. The Company represents and warrants to each Underwriter that:

                  (a) no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus circulated to the public filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein;


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                                      -4-



                  (b) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date or Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein;

                  (c) the consolidated financial statements, and the related notes thereto, included in the Registration Statement and the Prospectus, present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein;

                  (d) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Change"), otherwise than as set forth or contemplated in the Prospectus; except as set forth or contemplated in the Prospectus, since the respective dates to which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordi-


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                                      -5-



         nary course of business) material to the Company and its subsidiaries, taken as a whole;

                  (e) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operation of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect");

                  (f) each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect; all the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims; DistribuPro, Inc., a California corporation ("DistribuPro"), is the only subsidiary of the Company that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act;

                  (g) this Agreement has been duly authorized, executed and delivered by the Company;

                  (h) the Company has an authorized capitalization as set forth in the Prospectus and such authorized capital stock conforms as to legal matters to the description thereof set forth in the Prospectus, and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully-paid and non-assessable and are not subject to any pre-emptive or similar rights; and, except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its sub-sidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options;
         except for (i) an aggregate of 150,000 shares of Common Stock (net of 100,000 shares repurchased for tax withholding purposes) (the "Restricted Common Stock") issued to certain executive officers and employees of the Company in January 1998 (the "Restricted Stock
         Grant") and (ii) the Shares, all issued shares of capital stock of the Company are owned directly by Computer Associates;

                  (i) the Shares have been duly authorized, and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly issued and will be fully paid and non-assessable and will conform to the descriptions thereof in the Prospectus; the issuance of the Shares is not subject to any preemptive or similar rights;

                  (j) neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under its Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") or its Amended and Restated By-Laws (the "By-Laws"), in the case of the Company, or its respective certificate or articles of incorporation or organization, in the case of its subsidiaries, or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect; the issue and sale by the Company of the Shares and the execution of this Agreement and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not in any material respect conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company nor will any such action result in any violation in any material respect of any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties; no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares to be sold by the Company hereunder or the consummation by the Company of the trans-actions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained or made under the Securities Act and the Exchange Act (as hereinafter defined) and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                  (k) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                  (l) the Company and its subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except liens for taxes not yet due and payable and except such as are described or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries;

                  (m) no relationship, direct or indirect, exists between or among the Company or any or its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

                  (n) no person has the right to require the Company to register any securities for offering and sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issue and sale of the Shares;

                  (o) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                  (p) Ernst & Young LLP ("Ernst & Young"), who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act;

                  (q) the Company and its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed by them and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith; except as disclosed in the Registration Statement and the Prospectus, there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any subsidiary;

                  (r) the Company has not taken nor will it take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock;

                  (s) except as set forth in the Prospectus, each of the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except to the extent that the failure to so own, possess, obtain, declare or file would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization; each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except to the extent that the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect;

                  (t) the statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which are believed by the Company to be reliable;


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                                      -9-



                  (u) except for compensation to be received by the Underwriters under this Agreement, the Company does not know of any outstanding claims for services, either in the nature of a finder's fee or origination fee, with respect to any of the transactions contemplated hereby;

                  (v) the Company owns, is licensed to use or otherwise possesses adequate rights to use the patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures (collectively, the "Intellectual Property"), reasonably necessary to carry on the business conducted by it, except to the extent that the failure to own, license to use or otherwise possess adequate rights to use such Intellectual property would not have a Material Adverse Effect, and, except as described in the Registration Statement and the Prospectus, the Company has no knowledge of infringement of or conflict with asserted rights of others with respect to any Intellectual Property, except for notices the content of which if accurate would not have a Material Adverse Effect;

                  (w) there are no existing or, to the best knowledge of the Company, threatened labor disputes with, or slowdowns, strikes or work stoppages involving the employees of the Company or any of its subsidiaries which are likely to have a Material Adverse Effect;

                  (x) the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect; and

                  (y) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended ("Code"), except where such noncompli-ance would not, individually or in the aggregate, have a Material Adverse Effect. No prohibited transaction, within the meaning of
         Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

                  4B. Computer Associates represents and warrants to each Underwriter that:

                  (a) Computer Associates has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware;

                  (b) except for the Restricted Common Stock and the Shares, all issued shares of capital stock of the Company are owned directly by Computer Associates, free and clear of all liens, encumbrances, equities or claims;

                  (c) this Agreement has been duly authorized, executed and delivered on behalf of Computer Associates; and

                  (d) the issue and sale of the Shares by the Company hereunder, the compliance by the Company and Computer Associates with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (in each case material to Computer Associates and its subsidiaries, considered as a whole), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which Computer Associates is a party or by which Computer Associates is bound or to which any of the property or assets of Computer Associates is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of Computer Associates, nor will such action result in any violation (in each case material to Computer Associates and its subsidiaries, considered as a whole) of any applicable statute or any applicable order, rule or regulation of any court or governmental agency or body having jurisdiction over Computer Associates or any of its properties; no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company and Computer Associates of the transactions contemplated by this Agreement, except such consents, approvals, authori-zations, orders, licenses, registrations or qualifications as have been obtained or made under the Securities Act or the Exchange Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.


                  5A. The Company covenants and agrees with each of the several Underwriters as follows:

                  (a) to use its reasonable best efforts to cause the Registration Statement to become effective (if the Registration Statement shall not have been declared effective prior to the execution hereof) at the earliest possible time and, if required, to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and to furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request;

                  (b) to deliver, at the expense of the Company, to the Representatives four signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and to each other Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits and, during the period mentioned in paragraph (e) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) as the Representatives may reasonably request;

                  (c) before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Representatives a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Representatives reasonably object;

                  (d) to advise the Representatives promptly, and to confirm such advice in writing (i) when the Registration Statement has become effective (if such Registration Statement has not already become effective), (ii) when any amendment to the Registration Statement has been filed or becomes effective, (iii) when any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the

         Prospectus or the initiation or threatening of any proceeding for that purpose, (vi) of the occurrence of any event, within the period referenced in paragraph (e) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and (vii) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its reasonable best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending any such qualification of the Shares, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

                  (e) if, during such period of time after the first date of the public offering of the Shares as, in the opinion of counsel for the Underwriters, a prospectus relating to the Shares is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

                  (f) to endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or file a general consent to service of process in any jurisdiction;

                  (g) to make generally available to its security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of

         Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

                  (h) during the period of five years after the date of this Agreement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission, the National Association of Securities Dealers, Inc. ("NASD") or any national securities exchange;

                  (i) for a period of 180 days after the date of the Prospectus, not to, directly or indirectly (i) offer, sell, offer to sell, contract to sell or otherwise dispose of any shares of Common Stock or securities convertible or exchangeable into Common Stock or register for sale under the Securities Act any Common Stock, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or (iii) permit the sale, assignment, pledge or other transfer of Restricted Common Stock by the holders thereof, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise without the prior written consent of J.P. Morgan Securities Inc., other than the Shares to be sold by the Company hereunder, except the Company may issue, and grant options to purchase, shares of Common Stock under its 1998 Stock Incentive Plan;

                  (j) to use the net proceeds received by the Company from the sale of the Shares by the Company pursuant to this Agreement in the manner specified in the Prospectus under caption "Use of Proceeds";

                  (k) to use its best efforts to list for quotation the Shares
         on the [               ];

                  (l) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, registration, transfer, execution and delivery of the Shares, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification of the Shares under the laws of such jurisdictions as the Representatives may designate (including reasonable fees of counsel for the Underwriters and its disbursements),
         (iv) in connection with the listing of the Shares on the [     ], (v)
         related to the filing with, and clearance of the of-fering by, the NASD, (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and the furnishing to the Underwriters and dealers of copies of the Registration
         Statement and the Prospectus, including mailing and shipping, as herein provided, (vii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors,
         (viii) the cost of preparing stock certificates and (ix) the cost and charges of any transfer agent and any registrar.

                  5B. Computer Associates covenants and agrees with each of the several Underwriters, for a period of 180 days after the date of this Prospectus, not to, directly or indirectly, (i) offer, sell, offer to sell, contract to sell or otherwise dispose of any shares of Common Stock or securities convertible or exchangeable into Common Stock or cause to be registered for sale under the Securities Act any Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise without the prior written consent of J.P. Morgan Securities Inc.

                  6. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or the Additional Closing Date, as the case may be, are subject to the performance by each of the Company and Computer Associates of its obligations hereunder and to the following additional conditions:

                  (a) the Registration Statement shall have become effective (or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective) not later than 5:00 P.M., New York City time, on the date hereof; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5(a) hereof; all requests for additional information by the Commission shall have been complied with to the reasonable satisfaction of the Representatives;

                  (b) the respective representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be, as if made on and as of the Closing Date or the Additional Closing Date, as the case may be, and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be;

                  (c) the respective representations and warranties of Computer Associates contained herein shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be, as if made on and as of the Closing Date or the Additional Closing Date, as the case may be, and Computer Associates shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be;

                  (d) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any Material Adverse Change, or any development involving a prospective Material Adverse Change, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus; neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus;

                  (e) the Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of an executive officer of the Company, with specific knowledge about the Company's financial matters, satisfactory to the Representatives to the effect set forth in subsections (a), (b) and (d) (with respect to the respective representations, warranties, agreements and conditions of the Company) of this Section and to the further effect that there has not occurred any Material Adverse Change, or any development involving a prospective Material Adverse Change from that set forth or contemplated in the Registration Statement;

                  (f) the Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of an executive officer of Computer Associates, with specific knowledge about Computer Associates financial matters, satisfactory to the Representatives to the effect set forth in subsection (c) (with respect to the respective representations, warranties, agreements and conditions of Computer Associates) of this Section;

                  (g) Howard, Smith & Levin LLP, special counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives, to the effect that:

                   (i) the Company is a corporation duly incorporated, validly existing and good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                   (ii) to the best of such counsel's knowledge, other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or threatened against the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect; and such counsel does not know of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                   (iii) this Agreement has been duly authorized, executed and delivered by the Company;

                   (iv) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

                   (v) the shares of capital stock of the Company outstanding prior to the issuance of the Shares to be sold by the Company hereunder have been duly authorized and are validly issued, fully paid and non-assessable;

                   (vi) the Shares to be issued and sold by the Company
                  hereunder have been duly authorized, and when delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and the issuance of the Shares is not subject to any preemptive or similar rights;

                   (vii) the statements in the Prospectus under "Description of
                  Capital Stock" and in the Registration Statement in Items 14 and 15, insofar as such statements constitute a summary of the terms of the Common Stock, docu-ments or proceedings referred to therein, fairly present the information called for with respect to such terms, documents or proceedings;

                   (viii) the issue and sale of the Shares being delivered on the Closing Date or the Additional Closing Date, as the case may be, to be sold by the Company hereunder and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any applicable law, statute or regulation known to such counsel or, to the best knowledge of such counsel, any order of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties;

                   (ix) no consent, approval, authorization, order, license,
                  registration or qualification of or with any United States Federal, New York or, to the extent required under the General Corporation Law of the State of Delaware, Delaware court or governmental agency or body is required for the issuance by the Company of the Shares to be sold by it hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and the Exchange Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                   (x) the Company is not and, after giving effect to the
                  offering and sale of the Shares, will not be an "investment company" or entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act; and

                   (xi) the Registration Statement has been declared effective under the Securities Act and, to such counsel's knowledge, no stop order proceedings with respect thereto are pending before or threatened by the Commission under the Securities Act.

                  Such opinion shall also contain a statement that such counsel believes that the Registration Statement and the Prospectus and any amendments and supplements thereto (other than the financial statements and the notes thereto, and related sched-ules therein and other financial and statistical data therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act. In passing on the form of the Registration Statement and the Prospectus and any amendments or supplements thereto made by the Company prior to the Closing Date, such counsel may state that it has not independently verified the accuracy, completeness or fairness of the statements made or included therein and takes no responsibility therefor and that such opinion is based upon such counsel's examination of the Registration Statement, the Prospectus and any such amendments or supplements, its investigation made in connection with the preparation of the Registration Statement, the Prospectus and any such amendments or supplements and its participation in conferences with certain officers and employees of the Company, with certain officers and employees of Computer Associates, with representatives of Ernst & Young and any others referred to in such opinion; subject to the same qualifications, such counsel shall also state that they have no reason to believe that the Registration Statement as of its effective date contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus contains or, as of its date, contained any untrue statement of a material fact or omits or, as of its date, omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case, such counsel need not express a belief with respect to financial statements and the notes thereto, related schedule or other financial and statistical data.

                  In rendering such opinions, such counsel may, (A) limit its opinion to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware; and (B) rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company.

                  The opinion of Howard Smith & Levin LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein;

                  (h) Jay H. Diamond, Esq., Associate Counsel of Computer Associates, or such counsel satisfactory to the Representatives in their reasonable judgment, shall have furnished to you his written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Representatives, to the effect that:

                   (i) Computer Associates has been duly incorporated and is
                  validly existing and in good standing under the laws of the State of Delaware;

                   (ii) the Company has been duly qualified as a foreign
                  corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

                   (iii) DistribuPro has been duly incorporated and is validly existing as a corporation under the laws of California with corporate power and authority to own its properties and conduct its business as described in the Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified and in good standing would not have a Material Adverse Effect; all of the outstanding shares of capital stock of DistribuPro have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                   (iv) except for the Restricted Common Stock and the Shares, all issued shares of capital stock of the Company are owned directly or indirectly by Computer Associates, free and clear of all liens, encumbrances, equities or claims;

                   (v) this Agreement has been duly authorized, executed and
                  delivered by Computer Associates;

                   (vi) the issue and sale of the Shares being delivered at the
                  Closing Date or the Additional Closing Date, as the case may be, by the Company, the compliance by the Company and Computer Associates with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (in each case material to Computer Associates and its subsidiaries, considered as a whole), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel to which Computer Associates is a party or by which Computer Associates is bound or to which any of the property or assets of Computer Associates is subject, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of Computer Associates, nor will such action result in any violation (in each case material to Computer Associates and its subsidiaries, considered as a whole) of any applicable law, statute or regulation known to such counsel or, to the best knowledge of such counsel, any applicable order, of any court or governmental agency or body having jurisdiction over Computer Associates or any of its properties;

                   (vii) neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation or By-Laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole;

                   (viii) to the best of such counsel's knowledge, each of the
                  Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except where failure to obtain or possess such licenses, permits, certificates, consents, orders, approvals or other authorizations would not, individually or in the aggregate, have a Material Adverse Effect, and, to the best of such counsel's knowledge, neither the Company nor any such subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Registration Statement and the Prospectus; and, to the best of such counsel's knowledge, each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date of the Prospectus; and

                   (ix) no consent, approval, authorization, order, registration or qualification of or with any United States Federal, New York, or, to the extent required under the General Corporation Law of the State of Delaware, Delaware court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company and Computer Associates of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

                  In rendering such opinions, such counsel may (A) limit his opinion to Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware; and
         (B) rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of Computer Associates and the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company;

                  (i) on the effective date of the Registration Statement and the effective date of the most recently filed post-effective amendment to the Registration Statement and also on the Closing Date or Additional Closing Date, as the case may be, Ernst & Young shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

                  (j) the Representatives shall have received on and as of the Closing Date or Additional Closing Date, as the case may be, an opinion of Cahill Gordon & Reindel, counsel to the Underwriters, with respect to the due authorization and valid issuance of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

                  (k) each of the transactions contemplated in the Prospectus under "Arrangements Between the Company and Computer Associates" to be consummated on or before the Closing Date or the Additional Closing Date, as the case may be, shall have been so consummated upon the terms and conditions described in the Prospectus and as set forth in the exhibits to the Registration Statement;

                  (l) the Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance; and

                  (m) on or prior to the Closing Date or Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request.

                  7. The Company and Computer Associates, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein; provided, however, that the foregoing indemnity shall not inure to the benefit of any Underwriter from whom the person asserting such losses, claims, damages, liabilities and judgments purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (including any amendment or supplement thereto) was not sent or given by or on behalf of such Underwriter to such person at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (including any amendment or supplement thereto) would have cured the defect giving rise to such losses, claims, damages liabilities or judgments, unless such failure to deliver a copy of the Prospectus was a result of the failure of the Company to provide as many copies of such Prospectus as such Underwriter may reasonably request in a timely manner.

                  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act and Computer Associates to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company and Computer Associates in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

                  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to the preceding paragraphs of this
Section 7, such person (the "Indemnified Person") shall promptly notify the person or persons against whom such indemnity may be sought (each an "Indemnifying Person") in writing, and such Indemnifying Persons, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Persons may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person and not the Indemnifying Persons unless (i) the Indemnifying Persons and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Persons have failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both an Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Persons shall not, in connection with any proceedings or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company shall be designated in writing by the Company and such separate firm for Computer Associates as may be designated in writing by Computer Associates. No Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, each Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, such Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

                  If the indemnification provided for in the first three paragraphs of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Computer Associates on the one hand and the Underwriters on the other hand from the offering of the Shares or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Computer Associates on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and Computer Associates on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company and Computer Associates on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Computer Associates or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company, Computer Associates and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section ll(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares set forth opposite their names in Schedule I hereto, and not joint.

                  Without limiting either the full extent of the Company's agreement to indemnify each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or the extent of the Company's agreement to contribute to amounts paid or payable by each such Indemnified Person, as herein provided, Computer Associates' aggregate liability pursuant to this Section 7 shall be limited to $7.5 million.

                  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  The indemnity and contribution agreements contained in this
Section 7 and the representations and warranties of the Company and Computer Associates set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company or Computer Associates and (iii) acceptance of and payment for any of the Shares.

                  8. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to the Option Shares) may be terminated in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (or, in the case of the Option Shares, prior to the Additional Closing Date), (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange or the American Stock Exchange or the Nasdaq National Market, (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, in the judgment of the Representatives, makes it impracticable to market the Shares being delivered at the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

                  9. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

                  If on the Closing Date or the Additional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Underwritten Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and Computer Associates for the purchase of such Shares are not made within 36 hours after such default, this Agreement (or the obligations of the several Underwriters to purchase the Option Shares, as the case may be) shall terminate without liability on the part of any non-defaulting Underwriter, the Company or Computer Associates. In any such case either you or the Company shall have the right to postpone the Closing Date (or, in the case of the Option Shares, the Additional Closing Date), but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  10. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or Computer Associates to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or Computer Associates shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses

(including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

                  11. This Agreement shall inure to the benefit of and be binding upon the Company, Computer Associates and the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                  12. Any action by the Underwriters hereunder may be taken by the Representatives jointly or by J.P. Morgan Securities Inc. alone on behalf of the Underwriters, and any such action taken by the Representatives jointly or by J.P. Morgan Securities Inc. alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (telefax: (212-648-5705); Attention: Syndicate Department, copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005 (telefax:
(212) 269-5420), Attention: Gerald S. Tanenbaum, Esq. Notices to the Company should be given to it at 2525 Augustine Drive, Santa Clara, California 95054 (telefax: 408-562-8740), Attention: President, copy to Howard, Smith & Levin LLP, 1330 Avenue of the Americas, New York, New York 10019 (telefax:
212-841-1010), Attention: Stephen A. Infante, Esq. Notices to Computer Associates should be given to it at One Computer Associates Plaza, Islandia, New York 11788-7000 (telefax: 516-342-4854), Attention: Associate Counsel.

                  13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

                  14. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

                  If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.


                                        Very truly yours,

                                        ACCPAC INTERNATIONAL, INC.



                                        By:
                                           ------------------------------------
                                               Name:
                                               Title:


                                        COMPUTER ASSOCIATES INTERNATIONAL, INC.



                                        By:
                                           ------------------------------------
                                               Name:
                                               Title:

Accepted: _________, 199_

J.P. MORGAN SECURITIES INC.
SG COWEN SECURITIES CORPORATION

Acting severally on behalf of
themselves and the several
Underwriters listed in
Schedule I hereto.

By: J.P. MORGAN SECURITIES INC.



By:
   ----------------------------
       Name:
       Title:

                                   SCHEDULE I


                                                                                     Number of Underwritten
Underwriter                                                                          Shares To Be Purchased
-----------                                                                          ----------------------
J.P. Morgan Securities Inc..................................................
SG Cowen Securities Corporation.............................................
                                                                                     ----------------------
                                                                       Total
                                                                                     ----------------------
                                                                                     ----------------------

